                                U.S. $10,000,000


                                CREDIT AGREEMENT


                                 BY AND BETWEEN


                             GAMI INVESTMENTS, INC.
                            Two North Riverside Plaza
                             CHICAGO, ILLINOIS 60606


                                       AND


                            TRANSMEDIA NETWORK, INC.,
                      TRANSMEDIA RESTAURANT COMPANY, INC.,
                      TRANSMEDIA SERVICE COMPANY, INC., AND
                         TMNI INTERNATIONAL INCORPORATED
                            11900 Biscayne Boulevard
                              MIAMI, FLORIDA 33181



                            DATED AS OF June 30, 1999

                                     INDEX




                                                                                                                 Page
   ARTICLE I     DEFINITIONS AND INTERPRETATIONS..................................................................1

   SECTION 1.01       DEFINED TERMS...............................................................................1
   SECTION 1.02.      ACCOUNTING TERMS............................................................................7
   SECTION 1.03.      INTERPRETATION..............................................................................7
   SECTION 1.04.      RECITALS, SCHEDULES AND EXHIBITS............................................................8

   ARTICLE II    THE LOAN.........................................................................................8

   SECTION 2.01.      THE LOAN....................................................................................8
   SECTION 2.02.      THE NOTE....................................................................................8
   SECTION 2.03.      INTEREST RATE...............................................................................8
   SECTION 2.04.      INTEREST ON OVERDUE AMOUNTS.................................................................9
   SECTION 2.05.      BORROWING PROCEDURES........................................................................9
   SECTION 2.06.      PAYMENTS OF PRINCIPAL AND INTEREST..........................................................9
   SECTION 2.07.      APPLICATION OF PAYMENTS; REINSTATEMENT......................................................9
   SECTION 2.08.      ADDITIONAL AMOUNTS..........................................................................9
   SECTION 2.09.      TAXES ON PAYMENTS..........................................................................10
   SECTION 2.10.      INITIAL FEE AND RIGHTS OFFERING WARRANT....................................................10

   ARTICLE III   REPRESENTATIONS AND WARRANTIES..................................................................11

   SECTION 3.01.      ORGANIZATION; CORPORATE POWERS.............................................................11
   SECTION 3.02.      AUTHORIZATION..............................................................................11
   SECTION 3.03.      GOVERNMENTAL APPROVAL......................................................................11
   SECTION 3.04.      ENFORCEABILITY.............................................................................11
   SECTION 3.05.      FINANCIAL MATTERS..........................................................................11
   SECTION 3.06.      NO MATERIAL ADVERSE CHANGE.................................................................12
   SECTION 3.07.      LITIGATION.................................................................................12
   SECTION 3.08.      COMPLIANCE WITH LAWS.......................................................................12
   SECTION 3.09.      ENVIRONMENTAL PROTECTION...................................................................12
   SECTION 3.10.      AGREEMENTS.................................................................................12
   SECTION 3.11.      FEDERAL RESERVE REGULATIONS................................................................13
   SECTION 3.12.      TAXES......................................................................................13
   SECTION 3.13.      EMPLOYEE BENEFIT PLANS.....................................................................13
   SECTION 3.14.      INVESTMENT COMPANY ACT.....................................................................13
   SECTION 3.15.      PATENTS, TRADEMARKS, ETC...................................................................13
   SECTION 3.16.      SUBSIDIARIES...............................................................................13
   SECTION 3.17.      SOLVENCY...................................................................................13
   SECTION 3.18.      LABOR DISPUTES.............................................................................14
   SECTION 3.19.      COMPLETE DISCLOSURE........................................................................14
   SECTION 3.20.      VOTE REQUIRED..............................................................................14
   SECTION 3.21.      TAKEOVER STATUS............................................................................14
   SECTION 3.22.      REPORTING COMPANY; FORM S-3................................................................14
   SECTION 3.23.      TRADING ON NYSE............................................................................14

   ARTICLE IV    CONDITIONS TO THE LOAN..........................................................................14

   SECTION 4.01.      CONDITIONS TO LOAN CLOSING.................................................................14

   ARTICLE V     AFFIRMATIVE COVENANTS...........................................................................16

   SECTION 5.01.      EXISTENCE..................................................................................16
   SECTION 5.02.      BUSINESSES AND PROPERTIES; COMPLIANCE WITH LAWS............................................16
   SECTION 5.03.      INSURANCE..................................................................................16

                                      (i)


   SECTION 5.04.      OBLIGATIONS AND TAXES......................................................................16
   SECTION 5.05.      FINANCIAL STATEMENTS; REPORTS..............................................................17
   SECTION 5.06.      LITIGATION AND OTHER NOTICES...............................................................18
   SECTION 5.07.      ERISA......................................................................................18
   SECTION 5.08.      MAINTAINING RECORDS; ACCESS AND INSPECTIONS................................................18
   SECTION 5.09.      USE OF PROCEEDS............................................................................19
   SECTION 5.10.      RIGHTS OFFERING COVENANTS..................................................................19
   SECTION 5.11.      NET WORTH..................................................................................19

   ARTICLE VI      NEGATIVE COVENANTS............................................................................19

   SECTION 6.01.      INDEBTEDNESS...............................................................................20
   SECTION 6.02.      NEGATIVE PLEDGE............................................................................20
   SECTION 6.03.      SALE OF ASSETS.............................................................................21
   SECTION 6.04.      LIQUIDATIONS, CONSOLIDATIONS, MERGERS OR PURCHASES OF ASSETS...............................21
   SECTION 6.05.      INVESTMENTS, LOANS AND ADVANCES............................................................21
   SECTION 6.06.      RESTRICTED PAYMENTS........................................................................21
   SECTION 6.07.      TRANSACTIONS WITH AFFILIATES...............................................................22
   SECTION 6.08.      LINE OF BUSINESS...........................................................................22
   SECTION 6.09       CERTAIN DOCUMENTS..........................................................................22

   ARTICLE VII     DEFAULTS......................................................................................22

   SECTION 7.01.      EVENTS OF DEFAULT..........................................................................22
   SECTION 7.02.      REMEDIES UPON DEFAULT......................................................................24

   ARTICLE VIII    MISCELLANEOUS.................................................................................25

   SECTION 8.01.      NOTICES....................................................................................25
   SECTION 8.02.      SURVIVAL OF AGREEMENT......................................................................26
   SECTION 8.03.      SUCCESSORS AND ASSIGNS.....................................................................26
   SECTION 8.04.      EXPENSES OF THE LENDER; INDEMNITY..........................................................26
   SECTION 8.05.      RIGHT OF SETOFF............................................................................27
   SECTION 8.06.      APPLICABLE LAW.............................................................................27
   SECTION 8.07.      WAIVERS....................................................................................28
   SECTION 8.08.      AMENDMENTS.................................................................................28
   SECTION 8.09.      SEVERABILITY...............................................................................28
   SECTION 8.10.      COUNTERPARTS...............................................................................28
   SECTION 8.11.      HEADINGS...................................................................................28
   SECTION 8.12.      CONSENT TO JURISDICTION....................................................................28
   SECTION 8.13.      WAIVER OF JURY TRIAL.......................................................................28
   SECTION 8.14.      INTEREST LIMITATION........................................................................29
   SECTION 8.15.      LOAN DOCUMENTS.............................................................................29
   SECTION 8.16.      JOINT AND SEVERAL LIABILITY................................................................29

                                      (ii)

                        INDEX OF EXHIBITS AND SCHEDULES

EXHIBITS

EXHIBIT               Form of Promissory Note

EXHIBIT               Form of Borrowing Request

EXHIBIT               Form of Opinion of Counsel

EXHIBIT D             Form of Rights Offering Warrant

EXHIBIT E             Second Amended and Restated Investment Agreement

EXHIBIT F             Form of Standby Purchase Agreement

EXHIBIT G             Preferred Stock Designation


SCHEDULES

SCHEDULE 1.01         Existing Investments

SCHEDULE 3.06         Subsidiaries

SCHEDULE 3.07         Litigation

SCHEDULE 3.10         Burdensome Contracts; Defaults

SCHEDULE 6.01         Existing Indebtedness

SCHEDULE 6.02         Existing Liens

                                     (iii)

                                CREDIT AGREEMENT


         THIS CREDIT AGREEMENT (this "AGREEMENT") is entered into as of June 30, 1999, between GAMI INVESTMENTS, INC., its successors and assigns (the "LENDER"), and TRANSMEDIA NETWORK, INC., a Delaware corporation ("TMN"), TRANSMEDIA RESTAURANT COMPANY, INC., a Delaware corporation ("RESTAURANT"), TRANSMEDIA SERVICE COMPANY, INC., a Delaware corporation ("SERVICE") and TMNI INTERNATIONAL INCORPORATED, a Delaware corporation ("TMNI" -- TMN, Restaurant, Service and TMNI are each referred to herein individually as a "BORROWER" and collectively as "Borrowers").


                                    RECITALS

         A. The Borrowers have requested that the Lender extend credit to the Borrowers in order to enable the Borrowers to borrow, on the date hereof, a maximum aggregate principal amount of $10,000,000 (the "LOAN") for the purpose of providing working capital and for other general corporate purposes from time to time on a nonrevolving credit basis.

         B. Each of Restaurant, Service and TMNI are wholly-owned Subsidiaries of TMN.

         C       The Lender is willing to make the Loan to the  Borrowers,  and the Borrowers are willing to borrow from the Lender, subject to the terms and conditions herein set forth.

                                    AGREEMENT

         NOW, THEREFORE, for and in consideration of the Recitals and the mutual covenants and agreements herein set forth and other consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                    ARTICLE I

                         DEFINITIONS AND INTERPRETATIONS

         SECTION 1.01 DEFINED TERMS. As used in this Agreement, the following terms shall have the meanings specified below:

                 "ACQUISITION" shall mean the acquisition by the Borrowers from SignatureCard, Inc. of certain assets related to the membership program operated under the Dining A La Card trade name and service mark in accordance with the terms of the Asset Purchase Agreement.

                 "AFFILIATE" shall mean, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power
(a) to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, membership interests, by contract, or otherwise, or (b) to vote ten percent (10%) or more of the securities (on a fully diluted basis) having ordinary voting power for election of directors, managing general partners or similar officials of the other Person.

                 "AGREEMENT" shall mean this Credit Agreement as from time to time amended, supplemented, restated or otherwise modified and in effect.

                 "ASSET PURCHASE AGREEMENT" means that certain Asset Purchase Agreement dated as of March 17, 1999 executed by TMN and SignatureCard, Inc., as amended, supplemented or modified.

                 "BACK-END FEE" shall mean $500,000, payable by Borrowers to Lender in accordance with the terms of SECTION 2.10 below.


                 "BOARD" shall mean the Board of Governors of the Federal Reserve System of the United States.

                 "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or legal holiday in the States of Illinois and Florida on which banks are open for business in Chicago, Illinois and Miami, Florida.

                 "CLOSING DATE" shall mean the date hereof.

                 "CHASE BRIDGE LOAN FACILITY" shall mean that certain $35,000,000 senior secured revolving credit facility made available to TMN by The Chase Manhattan Bank of even date herewith to fund the Acquisition.

                 "COMMON STOCK" shall mean TMN's common stock, par value $.02 per share.

                 "DEFAULT" shall mean any event that with notice or lapse of time or both would constitute an Event of Default.

                 "DOLLARS" and the symbol "$" shall mean the lawful currency of the United States of America.

                 "EGI-TRANSMEDIA" shall mean EGI-Transmedia Investors, L.L.C., a Delaware limited liability company.

                 "ENVIRONMENTAL LAWS" shall mean all laws relating to environmental, health or safety matters, including those relating to fines, orders, injunctions, penalties, damages, contribution, cost recovery, compensation, losses or injuries resulting from the release or threatened release of hazardous substances or materials and to the generation, use, storage, transportation, or disposal of hazardous substances or materials, in any manner applicable to the Borrowers or their respective Subsidiaries or their respective properties, each as heretofore and hereafter amended or supplemented, and any analogous future or present local, state or federal statutes, rules and regulations promulgated thereunder or pursuant thereto, and any other present or future law, ordinance, rule, regulation, permit or permit condition or order addressing environmental, health or safety issues of or by the federal government, any state or any political subdivision thereof, or any agency, court or body of the federal government, any state or any political subdivision thereof, exercising executive, legislative, judicial, regulatory or administrative functions which are applicable to the Borrowers or their respective Subsidiaries or their respective properties.

                 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

                 "ERISA AFFILIATE" shall mean any corporation, trade or business that is along with any Borrower a member of a controlled group of trades or businesses, or a member of any group of organizations within the meaning of Sections 414(b) or (c) of the Internal Revenue Code of 1986, as amended, and any and all regulations thereunder, or is otherwise treated as a single employer with any Borrower pursuant to Section 4001(b)(1) of ERISA, and any and all regulations thereunder.

                 "EVENT OF DEFAULT" shall mean the Events of Default specified in SECTION 7.01.

                 "EXISTING WARRANT" shall mean collectively those certain warrants to purchase an aggregate of 1,200,000 shares of TMN's Common Stock, dated as of March 3, 1998 and expiring March 3, 2003, held by Samstock, EGI-Transmedia, Halmostock Limited Partnership and Robert M. Steiner, as Trustee.

                 "FINANCIAL OFFICER" shall mean either the President or the Chief Financial Officer of a Borrower.

                 "GUARANTY" shall mean any obligation, contingent or otherwise, of any Person guarantying or having the economic effect of guarantying any Indebtedness of any other Person in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (b) to purchase property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment of such Indebtedness, or (c) to maintain working capital, equity capital or other financial condition of the primary obligor so as to enable the primary obligor to pay such Indebtedness (including any obligation to make capital contributions, loans or other payments pursuant to a keep well guaranty or similar instrument); provided, however, that the term "Guaranty" shall not include endorsements for collection or deposit, in either case in the ordinary course of business.

                 "INDEBTEDNESS" shall mean, with respect to any Person, without duplication, all (a) obligations of such Person for borrowed money, (b) obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) obligations of such Person upon which interest charges are contractually specified, (d) obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person, (e) obligations of such Person issued or assumed as the deferred purchase price of property or services (other than trade payables and accrued expenses incurred in the ordinary course of business not yet due and payable),
(f) Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (g) Guaranties of such Person,
(h) capital lease obligations of such Person, (i) obligations of such Person under interest rate protection agreements, and (j) obligations of such Person under or with respect to letters of credit and bankers' acceptances.

                 "INITIAL FEE" shall mean $500,000, payable by Borrowers to Lender on the Closing Date.

                 "INTELLECTUAL PROPERTY" shall mean all copyrights, patents, trademarks, tradenames, and all applications and licenses therefor.

                 "INTEREST PAYMENT DATE" shall mean the first Business Day of each calendar month.

                 "INVESTMENT" shall mean, with respect to any Person, all advances, loans or extensions of credit to any other Person, all purchases or commitments to purchase any stock, bonds, notes, debentures or other securities of any other Person, and any investment in any other Persons, including partnerships or joint ventures.

                 "INVESTMENT AGREEMENT AMENDMENT" shall mean that certain
Second Amended and Restated Investment Agreement of even date herewith executed by TMN, Samstock, EGI-Transmedia and Halmostock Limited Partnership, in the form of EXHIBIT E, as amended from time to time.

                 "LIEN" shall mean, with respect to any asset, any lien, mortgage, security interest, charge or encumbrance of any kind, including the rights of a vendor, lessor, or similar party under any conditional sale agreement or other title retention agreement or lease substantially equivalent thereto.

                 "LOAN" shall mean the Loan defined in RECITAL A.

                 "LOAN DOCUMENTS" shall mean collectively this Agreement, the Note, and the reports, certificates, financial statements and other agreements and instruments executed and delivered by the Borrowers in connection herewith or therewith.

                 "MANAGEMENT FEE" shall mean the quarterly fee for management services payable by TMN to Equity Group Investments, L.L.C. in the quarterly amount of $62,500.00.

                 "MARGIN STOCK" shall have the meaning assigned to such term in Regulation U of the Board.

                 "MATERIAL ADVERSE EFFECT" shall mean (a) a material adverse effect upon the business, operations, properties, assets, liabilities, operating results, cash flows or condition (financial or otherwise) of the Borrowers and their respective Subsidiaries, taken as a whole or (b) a material impairment of the ability of the Borrowers to perform the obligations to, or the validity or enforceability of, or impairment of the rights or remedies of, or benefits to, the Lender under the Loan Documents.

                 "MATURITY DATE" shall mean the earliest to occur of (a) December 30, 1999, (b) the date all Obligations shall be due and payable hereunder, whether by acceleration or otherwise, and (c) the Rights Offering Closing Date.

                 "MULTIEMPLOYER PLAN" shall mean a plan described in Section 3(37) or 4001(a)(3) of ERISA that is maintained for employees of either a Borrower or any ERISA Affiliate or to which contributions are or have been made by a Borrower or any ERISA Affiliate.

                 "NOTE" shall mean the Promissory Note to be executed and delivered by the Borrowers on the Closing Date, in substantially the form contained in EXHIBIT A.

                 "OBLIGATIONS" shall mean (a) (i) the principal and interest (including interest accruing after the commencement of any proceeding against or with respect to a Borrower under the Bankruptcy Code, 11 U.S.C. ss. 101 et seq., or any other federal or state bankruptcy, insolvency, receivership or similar law, at the rate specified herein) on the Loan, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment, or otherwise, and (ii) all other monetary obligations of the Borrowers to the Lender under this Agreement and the other Loan Documents, whether now existing or hereafter arising, and (b) all other obligations of the Borrowers under this Agreement and the other Loan Documents, whether now existing or hereafter arising.

                 "PENSION PLAN" shall mean any Plan and any Multiemployer Plan that is subject to the provisions of Section 302 of ERISA or Title IV of ERISA.

                 "PERMITTED INVESTMENTS" shall mean (a) the purchase of direct obligations of the government of the United States of America, or any agency thereof, or obligations unconditionally
                                        4
guaranteed by the United States of America; (b) certificates of deposit of any bank organized or licensed to conduct a banking business under the laws of the United States of America or any State thereof having capital, surplus and undivided profits of not less than $100,000,000; (c) Investments in commercial paper which, at the time of acquisition, is accorded the highest rating by Standard & Poor's Corporation, Moody's Investors Services, Inc. or any other nationally recognized credit rating agency of similar standing; (d) other Investments existing as of the date of execution hereof as shown on SCHEDULE
1.01 hereof, including Investments in the Subsidiaries listed thereon; (e) ordinary course advances made by a Borrower to another Borrower; (f) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers, customers or other debtors or in settlement of delinquent obligations arising in the ordinary course of business; (g) promissory notes or other debt obligations received in connection with asset dispositions permitted hereunder; and (h) loans and advances to any employee or officer of any Borrower in the ordinary course of business not to exceed $300,000 in the aggregate principal amount at any one time outstanding.

                 "PERSON" shall mean and include natural persons, corporations (business, municipal or not-for-profit), limited partnerships, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

                 "PLAN" shall mean any employee benefit plan (within the meaning of Section 3(3) of ERISA), that is maintained for employees of, or sponsored, participated in or contributed to by a Borrower or any ERISA Affiliate.

                 "PREFERRED STOCK" shall mean the Series A senior convertible redeemable preferred stock of TMN issued and sold pursuant to the Rights Offering.

                 "PREFERRED STOCK DESIGNATION" shall mean the Certificate of Designation of Preferred Stock covering the Preferred Stock to be filed by TMN with the Secretary of State of Delaware in substantially the form of EXHIBIT G.

                 "PRIME RATE" shall mean on any date the rate of interest designated by The Chase Manhattan Bank or its successor from time to time as its prime rate, base rate or reference rate. The Prime Rate is not necessarily intended to be the lowest rate of interest charged by such Person in connection with extensions of credit. Changes in the rate of interest on the Loan shall take effect simultaneously with each change in the Prime Rate. If The Chase Manhattan Bank or its successor shall cease to report a Prime Rate, then Prime Rate shall be deemed to be the average prime rate, base rate or reference rate reported by the three (3) largest (measured by total assets) banking institutions in the continental United States then announcing such an interest rate. The applicable Prime Rate shall be determined by the Lender, and such determination shall be conclusive absent manifest error.

                 "PROXY PROPOSALS" shall mean each of the following: (a) the issuance of the Rights Offering Warrant, (b) the proposed increase in the authorized shares of TMN's Common Stock and preferred stock, and (c) any other matter submitted for the approval by TMN's stockholders in connection with the Rights Offering, the Rights Offering Warrant, and related matters.

                 "REGISTRATION STATEMENT" shall mean that certain registration statement of TMN on Form S-2 registering the Rights, the Preferred Stock and the Common Stock into which the Preferred Stock is convertible.

                 "REGULATION G, T, U OR X" shall mean Regulation G, T, U or X of the Board, as each of the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

                 "REPORTABLE EVENT" shall mean any Reportable Event within the meaning of Section 4043(b) of Title IV of ERISA or the regulations issued thereunder.

                 "RESTRICTED PAYMENTS" shall mean the Restricted Payments specified in SECTION 6.06.

                 "RIGHTS" shall mean the nontransferable rights offered to stockholders of TMN pursuant to the Rights Offering.

                 "RIGHTS OFFERING" shall mean that certain offering of nontransferable rights to stockholders of TMN to purchase an aggregate of up to $10,000,000 newly issued Series A senior convertible redeemable preferred stock of TMN, par value $.10 per share, on terms and conditions acceptable to Lender.

                 "RIGHTS OFFERING CLOSING DATE: shall mean the date on which the Preferred Stock is issued and sold by TMN to Samstock and such other stockholders of TMN as have elected to purchase Preferred Stock pursuant to the Rights Offering.

                 "RIGHTS OFFERING DEFAULT EVENT" shall mean the occurrence of any of the following: (a) failure by the required percentage of TMN's stockholders to approve each of the Proxy Proposals upon presentation thereof to a vote of TMN's stockholders, (b) failure by TMN or its Board of Directors to recommend that TMN's stockholders vote in favor of the Proxy Proposals or the withdrawal by TMN or its Board of Directors of such recommendation or any modification of such recommendation which could reasonably be expected to adversely affect such approval by TMN's stockholders, or (c) failure by any stockholder of TMN who is a member of either senior management or the Board of Directors of TMN to vote in favor of the Proxy Proposals.

                 "RIGHTS OFFERING EVENT" shall mean each of the following: (a) the preparation for filing of an initial draft with the Securities and Exchange Commission of (i) a proxy statement containing the Proxy Proposals, and (ii) the Registration Statement , (b) the execution and delivery of the Standby Purchase Agreement (or, subject to Lender's approval, preparation of the final form of the Standby Purchase Agreement) and the Investment Agreement Amendment, (c) the preparation for filing with the Secretary of State of Delaware of the Preferred Stock Designation, and (d) the preparation of the final form of the Rights Offering Warrant, in each of the foregoing cases, in form and substance reasonably satisfactory to the Lender.

                 "RIGHTS OFFERING PROCEEDS" shall mean all cash proceeds received by the Borrowers from the Rights Offering.

                 "RIGHTS OFFERING WARRANT" shall mean the warrant issued by TMN to Samstock, upon receipt of the necessary stockholder approval, and the closing of the Rights Offering, to purchase an aggregate of 1,000,000 shares of TMN's Common Stock substantially in the form of EXHIBIT D (with such modifications as Lender and Borrowers shall approve).

                 "SAMSTOCK" shall mean Samstock, L.L.C., a Delaware limited liability company.

                 "STANDBY PURCHASE AGREEMENT" shall mean that certain Standby Purchase Agreement by and between TMN and Samstock in a form substantially similar to EXHIBIT F (with such modifications as Lender and Borrowers shall approve), as amended from time to time.

                 "SUBSIDIARY" shall mean, as to any Person (a) any corporation, more than fifty percent (50%) of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (b) any partnership, association, joint venture, limited liability company or other entity in which such Person and/or one or more Subsidiaries of such Person has greater than a fifty percent (50%) equity interest at the time.

                 "TAXES" shall mean the Taxes defined in SECTION 2.09.

                 "TRANSACTION FEE" shall mean the fee approved by the board of directors of TMN payable by TMN to Equity Group Investments, L.L.C. on the closing of the Acquisition in the amount of one percent (1%) of the value of the Acquisition.

                 "TRANSACTIONS" shall mean, collectively, the execution, delivery and performance by the Borrowers of this Agreement and each of the other Loan Documents, the borrowing of the Loan by the Borrowers hereunder, the issuance of the Rights Offering Warrant, the Rights Offering (and completion of the transactions contemplated in the Standby Purchase Agreement), the Investment Agreement Amendment and all other transactions contemplated by this Agreement, the other Loan Documents and the Standby Purchase Agreement.

         SECTION 1.02 ACCOUNTING TERMS. Except as otherwise herein specifically provided: (a) each accounting term used herein shall have the meaning given it under generally accepted accounting principles in effect in the United States of America from time to time applied on a consistent basis; and
(b) each reference to generally accepted accounting principles shall mean generally accepted accounting principles in effect in the United States of America from time to time applied on a consistent basis.

         SECTION 1.03 INTERPRETATION. In this Agreement and each other Loan Document, unless a clear contrary intention appears:



                 (a) the singular number includes the plural number and vice versa;

                 (b) reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by the Loan Documents, and reference to a Person in a particular capacity excludes such Person in any other capacity;

                 (c)      reference to either gender includes the other gender;

                 (d) reference to any agreement (including this Agreement and the Schedules and Exhibits hereto, and the other Loan Documents), document or instrument means such agreement, document or instrument as amended, supplemented, restated or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof and the other Loan Documents, and reference to any promissory note includes any promissory note which is an extension or renewal thereof or a substitute or replacement therefor;

                 (e) reference to any law, rule, regulation, order, decree, requirement, policy, guideline, directive or interpretation means as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect on the determination date, including rules and regulations promulgated thereunder;

                 (f) reference to any Article, Section, Schedule, or Exhibit means such Article or Section of this Agreement, or Schedule or Exhibit to this Agreement;

                 (g) "hereunder", "hereof", "hereto" and words of similar import shall be deemed references to this Agreement as a whole and not to any particular Article, Section or other provision hereof;

                 (h) "including" (and with correlative meaning "include") means including without limiting the generality of any description preceding such term; and

                 (i) relative to the determination of any period of time, "from" means "from and including" and "to" means "to but excluding".

         SECTION 1.04 RECITALS, SCHEDULES AND EXHIBITS. The Recitals, Schedules and Exhibits in and to this Agreement are incorporated in and expressly made a part of this Agreement.

                                   ARTICLE II

                                    THE LOAN

         SECTION 2.01 THE LOAN. Subject to the terms and conditions of this Agreement, the Lender shall make available to the Borrowers on the Closing Date a term loan in an aggregate maximum principal amount of $10,000,000.
Repayments and prepayments of the Loan shall not be subject to reborrowing.

         SECTION 2.02 THE NOTE. The Loan shall be evidenced by the Note. At the Lender's option, the Lender may, and is hereby authorized by the Borrowers to, endorse on the schedules attached to the Note, or otherwise record in the Lender's internal records, an appropriate notation evidencing the date and amount of the Loan, each payment of principal of any portion of the Loan, each payment of interest on the Loan and the other information provided for on such schedule; provided, however, that the failure of the Lender to make such a notation or any error in such a notation shall not affect the obligation of the Borrowers to repay the Loan in accordance with the terms of the Note and this Agreement.

         SECTION 2.03 INTEREST RATE. Except as set forth in SECTION 2.04 below, the Borrowers shall pay the Lender interest on the outstanding principal balance of the Loan from time to time at a rate equal to the Prime Rate plus 4.0% per annum. The records of the Lender as to the interest rate applicable to the Loan shall be binding and conclusive absent manifest error. Interest shall be payable from the Closing Date to the day of repayment of the Loan. Interest and all fees owing hereunder shall be computed on the basis of the actual number of days elapsed on the basis of a year consisting of 360 days, and shall be payable as provided in SECTIONS 2.04, 2.06 AND 2.11 below.

         SECTION 2.04 INTEREST ON OVERDUE AMOUNTS. If the Borrowers shall default in the payment when due of the principal of or interest on the Loan or any other amount becoming due hereunder, by scheduled maturity, acceleration or otherwise, or if there shall otherwise occur an Event of Default, the Borrowers shall on demand from time to time from the Lender pay interest, to the extent permitted by law, on such defaulted amount from the day after the due date thereof to the date of actual payment (after as well as before judgment) (or on the amount otherwise outstanding hereunder from the date of Default into which matured such Event of Default until the date such Event of Default is cured or otherwise no longer exists), at a rate per annum computed on the basis of the actual number of days elapsed on the basis of a year consisting of 360 days, equal to the Prime Rate plus 8.0% per annum.

         SECTION 2.05 BORROWING PROCEDURES. On the Closing Date, Borrower shall deliver to Lender a request for borrowing in the form attached hereto as EXHIBIT B. The request for borrowing pursuant to this SECTION 2.05 shall be deemed to be a representation that all of the representations and warranties of the Borrowers contained in this Agreement and the other Loan Documents are true and correct in all material respects as if made on such date, except to the extent that such representations and warranties expressly related to an earlier date, and that no Default or Event of Default shall have occurred and be continuing.

         SECTION 2.06 PAYMENTS OF PRINCIPAL AND INTEREST. If not sooner paid, the outstanding principal amount of the Loan, together with all accrued and unpaid interest thereon and all other amounts owing hereunder, shall be due and payable on the Maturity Date. All principal payments of the Loan shall be accompanied by accrued interest on the principal amount being repaid to the date of payment. Interest on the Loan shall be due and payable monthly in arrears on each Interest Payment Date. The Borrowers shall pay to the Lender upon the Borrowers' receipt thereof all Rights Offering Proceeds, which amounts shall be applied by the Lender pursuant to SECTION 2.07 below. All payments by the Borrowers pursuant to this Agreement, the Note or any other Loan Document, whether in respect of principal, interest, or otherwise, shall be made without setoff or counterclaim (other than reimbursement or offset of the Initial Fee to the extent required pursuant to SECTION 2.10 below) in same day funds by the Borrowers to the Lender. The Borrowers shall have the right at any time and from time to time to prepay the advances under the Loan in whole or in part without premium or penalty upon at least one (1) Business Day's prior written notice to the Lender. All payments required to be made to the Lender shall be made not later than 11:00 a.m., Chicago time, on the date due by wire transfer to such account as the Lender shall specify from time to time by notice to the Borrowers. Funds received after that time shall be deemed to have been received by the Lender on the next following Business Day. Whenever any payment to be made shall otherwise be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in computing interest, if any, in connection with such payment.

         SECTION 2.07 APPLICATION OF PAYMENTS; REINSTATEMENT. The Lender shall, at its option, apply all payments received hereunder first to all fees, expenses and other costs due hereunder and under the other Loan Documents, next to accrued but unpaid interest on the Loan, and next to the outstanding principal balance of the Loan. To the extent that the Borrowers make a payment or payments to the Lender, which payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy act, state or federal law, common law or equitable cause, then, to the extent of such payment received, the Obligations or part thereof intended to be satisfied shall be revived and shall continue in full force and effect, as if such payments had not been received by the Lender.

         SECTION 2.08 ADDITIONAL AMOUNTS. If the implementation of or any change in any law or regulation or in the interpretation by any court or administrative or governmental authority charged with their administration shall impose on the Lender any condition not existing on the date of this Agreement regarding this Agreement, the Loan or the Note, and the result shall be to: (i) increase the cost to the Lender of making or maintaining the Loan, or (ii) reduce any amounts payable by the Borrowers hereunder, then, within thirty (30) days after written demand by the Lender, the Borrowers shall pay to the Lender, from time to time as specified by the Lender, additional amounts which shall be sufficient to compensate the Lender for such increased cost or reduction in payment. If any such amount is not paid within thirty (30) days after written demand by the Lender, the Borrowers shall pay the Lender interest at the interest
                                       9


F
rate specified in SECTION 2.04 above on each such amount from the date when payment was due until paid in full.

         SECTION 2.09 TAXES ON PAYMENTS. All payments made by the Borrowers under the Note or this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any future income, stamp or other taxes, levies, imposts, deductions, charges, or withholdings imposed, assessed, levied or collected by the United States of America or any political subdivision or taxing authority thereof or therein, but excluding taxes imposed on net income of the Lender by the United States of America or any state or any political subdivision or taxing authority thereof or therein (all such non-excluded taxes, levies, imposts, deduction, charges or withholdings being hereinafter called "TAXES"). If any Taxes are required to be withheld from any amounts so payable to the Lender hereunder or under the Note, the amounts so payable to the Lender shall be increased to the extent necessary to yield to the Lender (after payment of all Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in the Note or this Agreement. Whenever any Tax is paid by the Borrowers, as promptly as possible thereafter, the Borrowers shall send to the Lender a certified copy of any original official receipt received by the Borrowers showing payment thereof. If the Borrowers fail to pay any Taxes when due to the appropriate taxing authority, the Borrowers shall indemnify the Lender for any incremental taxes, interest or penalties that may become payable by the Lender as a result of any such failure.

         SECTION 2.10 INITIAL FEE AND RIGHTS OFFERING WARRANT. As consideration for execution of this Agreement and the Standby Purchase Agreement, and the Lender or its Affiliates entering into and consummating the Transactions, and the Lender's making the Loan available to the Borrowers, the Borrowers have agreed to pay to Lender the Initial Fee (subject to reimbursement or offset as set forth below) and to issue to Samstock the Rights Offering Warrant, each of which Initial Fee and Rights Offering Warrant shall be deemed fully earned on the Closing Date regardless of whether the Loan is disbursed in whole or in part. Upon receipt of the necessary approval of TMN's stockholders of the Proxy Proposals, the closing of the Rights Offering, the issuance of the Rights Offering Warrant and the payment in full of the Obligations, Lender shall reimburse (or offset against the Obligations) to Borrowers the Initial Fee. If the Proxy Proposals are not approved by the stockholders of TMN, or the Rights Offering Warrant is not issued for any reason, or the Rights Offering is withdrawn or canceled by TMN for any reason or there occurs an Event of Default, Borrowers shall immediately pay to Lender the Back-End Fee, which shall be deemed fully earned on the Closing Date (but only payable as aforesaid) regardless of whether the Loan is disbursed in whole or in part.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

         To induce the Lender to execute this Agreement and perform its obligations hereunder, each Borrower represents and warrants to the Lender as follows:

         SECTION 3.01 ORGANIZATION; CORPORATE POWERS. Such Borrower is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated or formed, has the requisite power and authority, including all material licenses, registrations, permits, franchises, consents and approvals, to own its property and assets and to carry on its business as now conducted and is qualified to do business and in good standing in every jurisdiction where such qualification is required, except where failure to so qualify would not reasonably be likely to have a Material Adverse Effect. Such Borrower has all requisite corporate power and authority to consummate the Transactions.

         SECTION 3.02 AUTHORIZATION. The execution and delivery of this Agreement and the other Loan Documents, and the consummation of the
Transactions: (a) have been duly authorized by all requisite corporate action of such Borrower (other than the approval of the Proxy Proposals by TMN's stockholders), including, without limitation, the approval by a majority of the Disinterested Directors of TMN (within the meaning of Section 3.1 of the Amended and Restated Investment Agreement dated March 3, 1998 by and among TMN, Samstock, EGI-Transmedia, and Halmostock Limited Partnership); and (b) will not
(i) violate (A) any provision of law, statute, rule or regulation or the certificate or articles of incorporation or the by-laws of such Borrower, (B) any order of any court, or any rule, regulation or order of any other agency of government binding upon such Borrower or any of its Subsidiaries, or (C) any provisions of any material indenture, agreement or other instrument to which such Borrower or any of its Subsidiaries is a party or by which such Borrower or any of its Subsidiaries or any of their respective properties or assets are or may be bound; (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any material indenture, agreement or other instrument referred to in (b)(i)(C) above; or
(iii) result in the creation or imposition of any Lien upon any property or assets of such Borrower or any of its Subsidiaries.

         SECTION 3.03 GOVERNMENTAL APPROVAL. No registration or filing with or consent or approval of, or other action by, any federal, state or other governmental agency, authority or regulatory body or any other Person is or will be required in connection with the execution or delivery of this Agreement or the other Loan Documents, or the consummation of the Transactions other than (a) the filing with the Securities and Exchange Commission of (i) a proxy statement containing the Proxy Proposals, and (ii) the Registration Statement (and the declaration of its effectiveness by the Securities and Exchange Commission), (b) the filing of the Certificate of Amendment to TMN's Certificate of Incorporation and the Preferred Stock Designation with the Delaware Secretary of State and (c) those which such Borrower has obtained and/or made.

         SECTION 3.04 ENFORCEABILITY. This Agreement constitutes, and each of the other Loan Documents when duly executed and delivered by such Borrower will constitute, legal, valid and binding obligations of such Borrower, in each case enforceable in accordance with their respective terms.

         SECTION 3.05 FINANCIAL MATTERS. The audited consolidated financial statements of the Borrowers and their Subsidiaries dated September 30, 1998, and the unaudited consolidated financial statements of the Borrowers and their Subsidiaries dated March 31, 1999, and the related consolidated statements of income or operations, stockholders' equity and cash flows for the fiscal periods ended on such dates:

                 (a) were prepared in accordance with generally accepted accounting principals consistently applied throughout the periods covered thereby, except as otherwise expressly noted therein;

                 (b) fairly present the financial condition of the Borrowers and their Subsidiaries as of the dates thereof and results of operations for the periods covered thereby (subject, in the case of such unaudited financial statements, to the absence of footnotes and to normal year-end adjustments); and

                 (c) show all material indebtedness and other liabilities, direct or contingent, of the Borrowers and their Subsidiaries as of the dates thereof, including liabilities for taxes, material commitments and material contingent obligations.

         SECTION 3.06 NO MATERIAL ADVERSE CHANGE. Since March 31, 1999, there has been no change that could reasonably be expected to have a Material Adverse Effect.

         SECTION 3.07 LITIGATION. Except as listed on SCHEDULE 3.07, there are no actions, suits or proceedings at law or in equity or by or before any arbitrator or any governmental instrumentality or other agency or regulatory authority now pending or, to the best of such Borrower's knowledge, threatened against or affecting such Borrower or its Subsidiaries, or the businesses, assets or rights of such Borrower or its Subsidiaries: (a) which involve this Agreement or any of the other Loan Documents or any of the transactions contemplated hereby or thereby; or (b) as to which, if adversely determined, could individually or in the aggregate have a Material Adverse Effect.

         SECTION 3.08 COMPLIANCE WITH LAWS. Such Borrower is not in violation of any law, including any Environmental Law, or in default with respect to any judgment, writ, injunction, decree, rule or regulation of any court or governmental agency or instrumentality, where such violation or default could reasonably be expected to have a Material Adverse Effect.

         SECTION 3.09 ENVIRONMENTAL PROTECTION. Neither such Borrower nor any of its Subsidiaries has received: (a) any claim or notice of violation, lien, complaint, suit, order or other claim or notice to the effect that it is or may be liable to any Person as a result of the (i) environmental condition of such Borrower's or any Subsidiary's property or any other property or (ii) the release or threatened release of any hazardous substances or materials; or (b) any letter or request for information under any Environmental Law; and, to the best of such Borrower's knowledge, none of the operations of such Borrower nor any of its Subsidiaries are the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release or threatened release of any hazardous substance or material at such Borrower's property or at any other location, including any location to which such Borrower or any Subsidiaries has transported, or arranged for the transportation of, any hazardous substances or materials.

         SECTION 3.10 AGREEMENTS. Except as listed on SCHEDULE 3.10, neither such Borrower nor any of its Subsidiaries is a party to any agreement or instrument or subject to any restriction that has or could have a Material Adverse Effect. Except as listed on SCHEDULE 3.10, neither such Borrower nor any of its Subsidiaries is in default in any material manner in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any material agreement or instrument to which it is a party.

         SECTION 3.11 FEDERAL RESERVE REGULATIONS. Such Borrower is not engaged principally, or as of one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock. No part of the proceeds of the Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately: (a) to purchase or carry Margin Stock or to extend credit to others for the purpose of purchasing or carrying Margin Stock or to refund indebtedness originally incurred for such purpose; or (b) for any purpose which entails a violation of, or which is inconsistent with, the provisions of Regulations of the Board, including Regulations G, T, U or X thereof.

         SECTION 3.12 TAXES. Such Borrower has filed or caused to be filed all federal, state and local tax returns which are required to be filed by it, and has paid or caused to be paid all taxes shown to be due and payable on such returns or on any assessments received by it, other than any taxes or assessments, the validity of which such Borrower is contesting in good faith by appropriate proceedings, and with respect to which such Borrower shall have set aside on its books adequate reserves.

         SECTION 3.13 EMPLOYEE BENEFIT PLANS. Such Borrower and each Plan is in compliance with those provisions of ERISA, the Internal Revenue Code of 1986, as amended, and the Age

Discrimination in Employment Act, as amended, and the regulations and published interpretations thereunder which are applicable to such Borrower or such Plan, except where failure to so comply is not reasonably likely to result in a Material Adverse Effect. As of the date hereof, no Reportable Event has occurred or is reasonably likely to occur with respect to any Pension Plan as to which such Borrower was required to file a report with the Pension Benefit Guaranty Corporation. No Pension Plan (other than a Multiemployer Plan) has any material amount of unfunded benefit liabilities (within the meaning of Section 4001(a)(18) of ERISA) or any accumulated funding deficiency (within the meaning of Section 302(a)(2) of ERISA), whether or not waived, and neither such Borrower nor any ERISA Affiliate has incurred or expects to incur any material withdrawal liability under Subtitle E of Title IV of ERISA to a Multiemployer Plan. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which could result in a Material Adverse Effect.

         SECTION 3.14 INVESTMENT COMPANY ACT . Such Borrower is not an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or a company controlled by such an "investment company".

         SECTION 3.15   PATENTS, TRADEMARKS, ETC. To the best of such
Borrower's knowledge, such Borrower and its Subsidiaries have obtained and protected all Intellectual Property necessary to own their respective properties and assets and carry on and operate their respective businesses as heretofore and hereafter anticipated to be conducted. To the best of such Borrower's knowledge, (a) no event is threatened or has occurred which permits, or after notice or lapse of time, would permit, the revocation or termination of such properties, and (b) there is no past, present or threatened occurrence that is reasonably likely to preclude or materially impair such Borrower's and such Subsidiaries' ability to retain or obtain any authorization necessary for the operation of their respective businesses.

         SECTION 3.16 SUBSIDIARIES. Such Borrower does not have any Subsidiaries other than as listed on SCHEDULE 3.16, and is not a partner or joint venturer in any partnerships or joint ventures.

         SECTION 3.17 SOLVENCY Such Borrower has capital sufficient to carry on its business and all businesses and transactions in which it plans to engage and is now solvent and able to pay its debts as they mature. As of the date of this Agreement, such Borrower owns property having a value, both at fair valuation and at present fair salable value, greater than the amount required to pay such Borrower's debts.

         SECTION 3.18 LABOR DISPUTES. Such Borrower is not a party to any labor dispute which could have, individually or in the aggregate, a Material Adverse Effect. There are no strikes or walkouts relating to any labor contracts to which such Borrower is subject. Such Borrower is not party to any collective bargaining agreement to the benefit of which any of its employees is entitled.

         SECTION 3.19 COMPLETE DISCLOSURE All factual information furnished by or on behalf of such Borrower or its Subsidiaries to the Lender for purposes of or in connection with this Agreement or the Transactions is, and all other such factual information hereafter furnished by or on behalf of such Borrower or its Subsidiaries will be, true and accurate in all material respects on the date as of which such information is furnished and not incomplete by omitting to state any material fact necessary to make such information not materially misleading at such time in light of the circumstances under which such information was provided.

         SECTION 3.20 VOTE REQUIRED. (a) No vote of the holders of any class or series of capital stock or other securities of TMN or any other Borrower is required to approve or effect this Agreement, the other Loan Documents, any Rights Offering Event, any Transaction or any transactions contemplated hereby and thereby, including without limitation under applicable law, applicable stock exchange rules or regulations, the certificate of incorporation (including without limitation Article Seventh of TMN's Certificate of Incorporation) or the by-laws of TMN or any other Borrower or any contract, agreement or permit of any kind whatsoever applicable to TMN, any other Borrower or their assets, except that the Proxy Proposals identified in clauses (a) and (b) of the definition of "Proxy Proposals" under Section 1.01 of this Agreement require the approval of TMN's stockholders as referenced in SECTION 3.20(B) below.

         (b) The affirmative vote of the holders of no more than a majority of the outstanding shares of TMN's Common Stock is the only vote of the holders of any class or series of capital stock or other securities of TMN or any other Borrower necessary to approve the Proxy Proposals.

         SECTION 3.21 TAKEOVER STATUS. The requirements of Section 203 of the Delaware General Corporation Law are not applicable to TMN or any other Borrower in connection with the transactions contemplated by this Agreement, the other Loan Documents, any Rights Offering Event, or any other Transactions.

         SECTION 3.22 REPORTING COMPANY; FORM S-3. TMN is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and its Common Stock is registered under Section 12 thereof. TMN is eligible to register for resale shares of its Common Stock to be sold by parties other than TMN on a registration statement on Form S-3 under the Securities Act of 1933, as amended.

         SECTION 3.23 TRADING ON NYSE. TMN's Common Stock is listed for trading on The New York Stock Exchange, and trading in TMN's Common Stock on The New York Stock Exchange has not been suspended as of the date hereof.

                                   ARTICLE IV

                             CONDITIONS TO THE LOAN

         SECTION 4.01 CONDITIONS TO LOAN CLOSING. The obligation of the Lender to make the Loan hereunder is subject to the following conditions precedent, all of which shall be in form and substance satisfactory to the Lender in its sole and absolute discretion:

                 (a) LEGAL OPINION. The Lender shall have received a written opinion of counsel for each Borrower, in substantially the form contained in EXHIBIT C.

                 (b) AUTHORIZATION AND ORGANIZATIONAL DOCUMENTATION. The Lender shall have received: (i) a copy of the certificate of incorporation of each Borrower, certified by the Secretary of State of the state of its incorporation as of a recent date, and a certificate as to the good standing of each Borrower from such Secretary of State, dated as of a recent date; (ii) a certificate of the Secretary or an Assistant Secretary of each Borrower, dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of the by-laws of such Borrower, as in effect on the date of such certificate, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of such Borrower, authorizing the execution, delivery and performance of this Agreement and the other Loan Documents, the borrowing by such Borrower hereunder, and, subject to receipt of stockholder approval of
                        the  Proxy  Proposals,   the  consummation  of  the
                        Transactions, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate or articles of incorporation of such Borrower, have not been amended since the date of the certification thereto furnished pursuant to (i) above, and (D) as to the incumbency and specimen signature of each officer of such Borrower, executing this Agreement and the other Loan Documents; and (iii) such other documents as the Lender or its counsel may reasonably request.

                 (c) NOTE. The Lender shall have received the Note, duly executed and delivered by the Borrowers, payable to the order of the Lender and otherwise complying with the provisions of SECTION 2.02 above.

                 (d) INSURANCE. The Lender shall have received satisfactory evidence of the insurance required by
                        SECTION 5.03 below.

                 (e) CERTIFICATION. The Lender shall have received a certificate, dated as of the Closing Date, whereby the Borrowers certify that: (i) the representations and warranties set forth in ARTICLE III are true and correct in all material respects with the same effect as though made on and as of the date hereof, except to the extent they expressly relate to an earlier date (in which case they shall be true and correct in all material respects on and as of such date), and (ii) the Borrowers are in compliance in all material respects with all the terms and provisions contained herein and in the other Loan Documents on their part to be observed or performed, and at the time of and immediately after such borrowing of the Loan, no Default or Event of Default shall have occurred and be continuing.

                 (f) SEARCHES. The Lender shall have received recently dated judgment and state and federal tax lien search reports for each Borrower.

                 (g) ACQUISITION. The Lender shall have received satisfactory evidence of the consummation of the Acquisition and the closing of the Chase Bridge Loan Facility.

                 (h) RIGHTS OFFERING EVENTS. The Lender shall have received satisfactory evidence of the completion and occurrence of each of the Rights Offering Events.

                 (i) WAIVER. The Lender shall have received satisfactory evidence of the waiver of the "Early Amortization Event" specified in Section 14(x) of the Security Agreement dated as of December 1, 1996 among TNI Funding Company I, L.L.C., The Chase Manhattan Bank, TNI Funding I, Inc. and TMN.

                 (j) FEES. The Lender shall have received the fees and reimbursement of expenses to be paid on the Closing Date pursuant to the terms of this Agreement and the Standby Purchase Agreement, including without limitation the Initial Fee and the Transaction Fee.

                 (k) FURTHER ASSURANCES. The Lender shall have received all further documents, notifications and other assurances reasonably required by the Lender in connection with the Loan.

                                    ARTICLE V

                              AFFIRMATIVE COVENANTS

         Each Borrower covenants and agrees with the Lender that, so long as this Agreement shall remain in effect or the principal of or interest on the Note, or any other expense or amount payable hereunder shall be unpaid, unless the Lender shall otherwise consent in writing, it shall, and it shall cause each of its Subsidiaries to:

         SECTION 5.01 EXISTENCE. Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and qualify and remain qualified in each jurisdiction where qualification is necessary or desirable in view of its business operations or ownership of its properties, except where the failure to so qualify would not reasonably be likely to have a Material Adverse Effect.

         SECTION 5.02 BUSINESSES AND PROPERTIES; COMPLIANCE WITH LAWS. At all times, maintain and operate its business in substantially the manner in which it is presently conducted and operated; comply in all material respects with all laws and regulations applicable to the operation of such business, including all Environmental Laws, whether now in effect or hereafter enacted and with all other applicable laws and regulations; take all action which may be reasonably required to obtain, preserve, renew and extend all franchises, registrations, licenses, permits and other authorizations which may be material to the operation of such business; and at all times maintain, preserve and protect all property material to the conduct of such business and keep its property in good repair, working order and condition (ordinary wear and tear excepted) and from time to time make, or cause to be made, all reasonably needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times.

         SECTION 5.03 INSURANCE. Maintain insurance (with financially sound and responsible insurance carriers), to such extent and against such risks, loss or damage to, or liability in connection with, its property, business, persons and such other contingencies, as is customary with companies of established reputations similarly situated and in the same or similar business.

         SECTION 5.04 OBLIGATIONS AND TAXES. Pay and discharge promptly when due all Indebtedness, and taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise, which, if unpaid, might give rise to liens or charges upon such properties or any part thereof; provided, however, that such Borrower shall not be required to pay and discharge or to cause to be paid and discharged any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and such Borrower shall have set aside on its books adequate reserves with respect thereto.

         SECTION 5.05 FINANCIAL STATEMENTS; REPORTS. Furnish (or cause to be furnished) to the Lender:

                 (a) within ninety (90) days after the end of each fiscal year of such Borrower, the audited, consolidated and
                        consolidating   balance  sheets  and  statements  of
                        income,   retained earnings,  and cash flows,  together
                        with supporting schedules (which shall include, upon the reasonable request of the Lender with respect to matters which it desires to review, the working papers with respect to such Borrower's financial statements) of such Borrower, all in reasonable detail and accompanied by an unqualified opinion thereon by KPMG Peat Marwick or such other firm or independent certified public accountants of recognized standing selected by such Borrower and reasonably acceptable to the Lender;

                 (b) as soon as available, but in any event not later than forty-five (45) days after the end of each of the first three (3) quarterly periods of each fiscal year of such Borrower, the management prepared unaudited, consolidated and consolidating financial statements of such Borrower, including a balance sheet of such Borrower as at the end of such fiscal quarter and related unaudited statements of income, retained earnings, and cash flows, all for the period from the beginning of such fiscal year to the end of such fiscal quarter, setting forth in each case corresponding figures for the like period of the preceding fiscal year; all in reasonable detail, prepared in accordance with generally accepted accounting principles applied on a basis consistently maintained throughout the period involved and with prior periods, subject to normal year-end audit adjustments, and certified by a Financial Officer of such Borrower;

                 (c) concurrently with the delivery of the items referred to in clauses (a) and (b) above, a certificate of the Financial Officer of such Borrower (i) stating that, to the best of his or her knowledge, no condition or event which would constitute a Default or Event of Default has occurred and is continuing, or if such a condition or event has occurred, the certificate shall specifically state such condition or event, and
                        (ii) demonstrating compliance, as of the dates of the financial statements being furnished at such time, with the covenant set forth in SECTION 5.11 hereof;

                 (d) promptly after the same are sent or otherwise publicly available, copies of all proxy statements, financial statements and reports which such Borrower sends to its stockholders, and promptly after the same are filed, copies of all regular, periodic and special reports (including reports on Forms 10-K, 10-Q and 8-K), and all registration statements which such Borrower files with the Securities and Exchange Commission or any governmental authority which may be substituted therefore, or with any national securities exchange; and

                 (e) promptly, from time to time, such other information regarding the operations, business, affairs, and financial condition of such Borrower and any of its Subsidiaries as the Lender may reasonably request.

All financial statements required to be furnished to the Lender under this
SECTION 5.05 shall be prepared in accordance with generally accepted accounting principles applied on a basis consistent with the accounting practices of the Borrowers reflected in its financial statements referred to in SECTION 3.05 hereof, or to the extent such treatment has changed, with a reconciliation thereof.

         SECTION 5.06 LITIGATION AND OTHER NOTICES. Give the Lender prompt written notice of the following:

                 (a) ORDERS; INJUNCTIONS. The issuance by any court or governmental agency or authority of any injunction, order, decision or other restraint prohibiting, or having the effect of prohibiting, the making of the Loan or the initiation of any litigation or similar proceeding seeking any such injunction, order or other restraint.

                 (b) LITIGATION. The filing or commencement of any action, suit or proceeding against such Borrower or its Subsidiaries whether at law or in equity or by or before any court or any federal, state, municipal or other governmental agency or authority and which, if adversely determined against such Borrower or its Subsidiaries, could have a Material Adverse Effect.

                 (c) ENVIRONMENTAL MATTERS. Any violation by such Borrower or its Subsidiaries of any Environmental Law which could have a Material Adverse Effect or which, to such Borrower's knowledge, is the subject of an investigation or enforcement action by any governmental authority or other third party.

                 (e) DEFAULT. Any Default or Event of Default, specifying the nature and extent thereof and the action (if any) which is proposed to be taken with respect thereto.

                 (f) MATERIAL ADVERSE EFFECT. Any development in the business or affairs of such Borrower or its Subsidiaries which could have a Material Adverse Effect.

         SECTION 5.07 ERISA. Comply with the applicable provisions of ERISA and the provisions of the Internal Revenue Code of 1986 relating thereto, except where failure to so comply is not reasonably likely to result in a Material Adverse Effect, and: (a) furnish to the Lender as soon as possible, and in any event within 30 days after such Borrower knows or has reason to know thereof, notice of: (i) the establishment by such Borrower or any ERISA Affiliate of any Pension Plan; (ii) the commencement by such Borrower of contributions to a Multiemployer Plan; (iii) any failure by such Borrower or any ERISA Affiliate to make contributions required by Section 302 of ERISA (whether or not such requirement is waived pursuant to Section 303 of ERISA); and (iv) the occurrence of any Reportable Event with respect to any Pension Plan for which the reporting requirement is not waived, together with a statement of a Financial Officer of such Borrower setting forth details as to such Reportable Event and the action which such Borrower proposes to take with respect thereto, together with a copy of the notice of such Reportable Event given to the Pension Benefit Guaranty Corporation if any notice is required to be so given; (b) promptly after receipt thereof, a copy of any notice such Borrower or any Subsidiary may receive from the Pension Benefit Guaranty Corporation relating to its intention to terminate any Pension Plan, or to appoint a trustee to administer any Pension Plan; and
(c) promptly after receipt thereof, a copy of any notice of withdrawal liability from any Multiemployer Plan.

         SECTION 5.08 MAINTAINING RECORDS; ACCESS AND INSPECTIONS. Maintain financial records in accordance with generally accepted practices and, upon reasonable notice, at all reasonable times and as often as the Lender may reasonably request, permit any authorized representative designated by the Lender to visit and inspect the properties and financial records of such Borrower and its Subsidiaries and make extracts from such financial records at such Borrower's expense, and permit any authorized representative designated by the Lender to discuss the affairs, finances and condition of such Borrower and its Subsidiaries with such Borrower's chief financial officer and such other officers as such Borrower shall deem appropriate and such Borrower's independent public accountants, and such Borrower will use its best efforts to make such officers and accountants promptly available for such discussions.

         SECTION 5.09 USE OF PROCEEDS. Use the proceeds of the Loan only for working capital and general corporate purposes.

         SECTION 5.10 RIGHTS OFFERING COVENANTS. As promptly as practicable after the Closing Date, the Borrowers and TMN shall commence and diligently pursue to completion each of the following:

                 (a) Prepare and file with the Securities and Exchange Commission (i) a proxy statement containing the Proxy Proposals, and (ii) the Registration Statement, and use their best efforts to cause the Registration Statement to be declared effective as soon after filing such statement as practicable and to remain effective through the Rights Offering Closing Date and to cover the issuance and sale of the Preferred Stock pursuant to the Rights Offering;

                 (b) take all necessary action in accordance with applicable law and TMN's Certificate of Incorporation and By-laws to (i) amend TMN's Certificate of Incorporation and By-laws to the extent necessary to increase the number of authorized shares of preferred stock and Common Stock, and to make such other necessary amendments, in order to effectuate the Transactions, (ii) mail to TMN's stockholders the proxy statement referred to in the defined term "Rights Offering Event", (iii) recommend to TMN's stockholders a vote in favor of each Proxy Proposal,
                        (iv) duly convene a meeting of TMN's stockholders for the purpose of voting on the Proxy Proposals, and
                        (v) file with the Secretary of State of Delaware the Preferred Stock Designation;

                 (c) use their best efforts to (i) ensure that the Preferred Stock (and the Common Stock into which it is convertible) and the Common Stock underlying the Rights Offering Warrant are listed on The New York Stock Exchange, and (ii) effectuate the Transactions; and

                 (d) deliver to Lender, on or before the date on which the Registration Statement is declared effective by the Securities and Exchange Commission, a fully executed Standby Purchase Agreement.

         SECTION 5.11 NET WORTH. The Borrowers and their consolidated Subsidiaries shall at all times have and maintain an aggregate net worth of at least $20,000,000.00.

                                   ARTICLE VI

                               NEGATIVE COVENANTS

         Each Borrower covenants and agrees with the Lender that, so long as this Agreement shall remain in effect or the principal of or interest on the Note, or any other expense or amount payable hereunder shall be unpaid, unless the Lender shall otherwise consent in writing, it will not, and it will not permit any of its Subsidiaries to, either directly or indirectly:

         SECTION 6.01 INDEBTEDNESS. Incur, create, assume or permit to exist any Indebtedness, except: (a) Indebtedness incurred pursuant to this Agreement and the other Loan Documents; (b) Indebtedness incurred in the ordinary course of business with respect to customer deposits, trade payables and other unsecured current liabilities not the result of borrowing and not represented by any note or other evidence of Indebtedness; (c) Indebtedness existing on the date hereof and listed on SCHEDULE 6.01 attached hereto; (d) Indebtedness secured by the Liens permitted under SECTION 6.02(E) below; (e) Indebtedness incurred pursuant to the Chase Bridge Loan Facility; (f) Indebtedness incurred pursuant to interest rate protection agreements entered into in the ordinary course of business and not for speculation; (g) a securitized receivables purchase transaction (referred to as the PARCO Facility under the Chase Bridge Loan Facility documents) entered into by the Borrowers and a special purpose subsidiary of TMN secured by rights to receive and related assets, which obligations related thereto are not recourse to any of the

Borrowers, (h) unsecured Indebtedness of the Borrowers incurred in connection with the acquisition of franchises of a Borrower in an aggregate principal amount not exceeding $8,000,000 at any time outstanding, provided, that the terms of such Indebtedness and the related acquisitions of such franchises must conform to the following conditions: (i) any such unsecured Indebtedness shall be expressly subordinate to all of the Borrowers' and their Subsidiaries' obligations under the Chase Bridge Loan Facility and the Obligations, (ii) such unsecured Indebtedness shall not require the payment of any interest or other similar charges to any creditor of the Borrowers or their Subsidiaries prior to the repayment in full of all of the Obligations hereunder, (iii) such unsecured Indebtedness shall have a maturity equal to or greater than four (4) years, (iv) the aggregate of the purchase prices for all such acquisitions of franchises shall not exceed $12,000,000, and (v) any such acquisition of a franchise by the Borrowers or their Subsidiaries and the related incurrence of Indebtedness will be subject to the prior written approval of Lender (which approval shall not be unreasonably withheld); and (i) additional unsecured Indebtedness in an aggregate principal amount not exceeding $500,000.00 at any time outstanding.

         SECTION 6.02 NEGATIVE PLEDGE. Incur, create, assume or permit to exist any Lien on any property or assets now owned or hereafter acquired by it, including inventory, fixed assets and intangible assets, or on any income or rights in respect of any thereof, except: (a) deposits or pledges to secure payment of workers' compensation, unemployment insurance, old age pensions, or other social security laws, or to secure statutory obligations; (b) Liens for property taxes, assessments or other governmental charges or taxes due and payable, the validity or amount of which in good faith is being contested or litigated; (c) mechanics', carriers', workmen's, repairmen's, or other like liens arising in the ordinary course of business securing obligations which are not overdue for a period of sixty (60) days or more or which are in good faith being contested or litigated; (d) existing Liens reflected in the financial statements referred to in SECTION 3.05 hereof, or additional existing Liens listed in SCHEDULE 6.02 attached hereto and made a part hereof; (e) Liens granted to the Person financing the acquisition of property, plant or equipment or other property acquired by such Borrower or its Subsidiaries, including Liens related to capitalized lease obligations if (i) limited to the particular assets acquired, (ii) the debt secured by the Lien does not exceed the acquisition cost of a particular asset for which the Lien is granted, (iii) such transaction does not otherwise violate this Agreement, and (iv) the aggregate amount of all Indebtedness secured by Liens permitted under this clause (e) does not exceed $250,000 at any one time outstanding; (f) Liens arising out of attachments, judgments or awards as to which an appeal or other appropriate proceedings for contest or review are timely commenced (and as to which foreclosure and other enforcement proceedings shall not have been commenced unless fully bonded or otherwise effectively stayed) and as to which appropriate reserves have been established in accordance with generally accepted accounting principles; (g) possessory Liens which (i) occur in the ordinary course of business, (ii) secure normal trade debt which is not yet due and payable, and (iii) do not secure Indebtedness for borrowed money; (h) Liens arising by virtue of any statutory or common law provision relating to banker's liens, rights of setoff or similar rights with respect to deposit accounts of such Borrower or any of its Subsidiaries; (i) easements, rights of way, restrictions, minor defects or irregularities in title and other similar encumbrances on real property which do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of business of such Borrower and its Subsidiaries; (j) licenses, leases and subleases granted by a Borrower in the ordinary course of its business; (k) any Lien existing on any asset prior to a Borrower's acquisition thereof; provided, that (i) such Lien is not created in contemplation of or in connection with such acquisition, (ii) such Lien shall not apply to any other assets of any Borrower and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition; (l) Liens securing the Chase Bridge Loan Facility; (m) Liens securing the Revolving Securitization receivables purchase transaction identified on SCHEDULE 6.01; and
(n) Liens securing the securitized receivables purchase transaction permitted under SECTION 6.01(G) above.

         SECTION 6.03 SALE OF ASSETS. Sell, lease, assign, transfer or otherwise dispose of all or substantially all of its assets or properties, including the equity interest in any Subsidiary, except: (a) sales of assets necessary to consummate the Revolving Securitization receivables purchase transaction identified on SCHEDULE 6.01 and the securities receivable purchase transaction permitted under SECTION 6.01(G) above and (b) sales, leases, assignments, transfers or other dispositions of assets by a Borrower to another Borrower or by a Subsidiary of a Borrower to a Borrower.

         SECTION 6.04 LIQUIDATIONS, CONSOLIDATIONS, MERGERS OR PURCHASES OF ASSETS. Liquidate, dissolve (whether voluntarily or involuntarily), merge into or consolidate or combine with any other Person, or purchase, lease or otherwise acquire (in one transaction or a series of related transactions) all or substantially all of the property or assets of any Person (other than purchases or other acquisitions of inventory, materials, leases, property and equipment in the ordinary course of business), except: (a) a Borrower may merge into another Borrower so long as TMN is the survivor if TMN is involved in the merger, (b) a Subsidiary of a Borrower may merge into that Borrower, so long as the Borrower is the surviving entity, (c) a Subsidiary of a Borrower may be dissolved if the Board of Directors of the applicable Borrower determines such dissolution is in the best efforts of the applicable Borrower and such dissolution is not reasonably likely to result in a Material Adverse Effect, and (d) for acquisitions of franchises of Borrowers pursuant to the terms and subject to the limitations set forth in SECTION 6.01(H) above.

         SECTION 6.05 INVESTMENTS, LOANS AND ADVANCES. Make or suffer to exist any Investments except for (a) Permitted Investments, and (b) Investments permitted under or made in compliance with the Revolving Securitization receivables purchase transactions identified on SCHEDULE 6.01 or permitted under
SECTION 6.01(G) with excess funds received in connection therewith.

         SECTION 6.06 RESTRICTED PAYMENTS. Declare or pay, directly or indirectly, any dividends or make any other distribution, whether in cash, property, securities or a combination thereof, with respect to (whether by reduction of capital or otherwise) any partnership interests or capital accounts or any shares of capital stock, warrants, options or any of its other securities, or directly or indirectly redeem, purchase, retire or otherwise acquire for a consideration, any partnership interests or capital accounts or any shares of any class of capital stock, warrants, options or any of its other securities, or set apart any sum for the aforesaid purposes (collectively "RESTRICTED PAYMENTS"), except that (a) a Borrower's Subsidiaries may make Restricted Payments to such Borrower and to the Borrowers' other Subsidiaries,
(b) a Borrower may make Restricted Payments to another Borrower, (c) a Borrower may declare and pay dividends with respect to its capital stock payable solely in shares of its common stock, (d) a Borrower may make Restricted Payments pursuant to and in accordance with stock option plans or other benefit plans for management or employees of that Borrower consistent with past practice, and (e) TMN may make Restricted Payments required, contemplated, or permitted by the terms of the Preferred Stock Designation, the Rights Offering Warrant and the Existing Warrant.

         SECTION 6.07 TRANSACTIONS WITH AFFILIATES. Sell or transfer any assets to, or purchase or acquire any assets of, or otherwise engage in any material transaction with, or permit any Affiliate to sell or transfer assets to, or purchase or acquire any assets of, or otherwise engage in any other material transaction with any other Affiliate, except, in each case, in the ordinary course of such Borrower's or such Subsidiaries business and upon fair and reasonable terms no less favorable to such Borrower or Subsidiary than would be obtained in a comparable arm's-length transaction with a Person other than an Affiliate, provided that this SECTION 6.07 shall not apply to (a) the Transactions, (b) the Rights Offering (including the purchase, redemption or conversion of the Preferred Stock issued pursuant thereto, and the payment of distributions on such Preferred Stock), (c) the Revolving Securitization receivables purchase transactions identified on SCHEDULE 6.01 and permitted under SECTION 6.01(G) above, (d) payment of the Management Fee, (e) payment of the Transaction Fee, or (f) the exercise of rights under the Existing Warrant.

         SECTION 6.08 LINE OF BUSINESS. Engage, directly or indirectly, in any business other than the businesses in which it is engaged on the Closing Date and businesses reasonably related thereto.

         SECTION 6.09   CERTAIN DOCUMENTS. Except as contemplated by the
Proxy Proposals, amend, modify, terminate or waive: any material term or provision of its certificate or articles of incorporation or by-laws, or other organizational or investment documents or agreements, without in each case, the prior written consent of the Lender, which shall not be unreasonably withheld or delayed, provided that this SECTION 6.09 shall not apply to any such amendments, modification and waivers necessary to effectuate the Transactions.


                                   ARTICLE VII

                                    DEFAULTS

         SECTION 7.01 EVENTS OF DEFAULT. Each of the following events shall constitute events of default ("EVENTS OF DEFAULT") hereunder:


                 (a) any representation or warranty made by or on behalf of any Borrower in connection with this Agreement or the other Loan Documents or any Transaction shall prove to have been false or misleading in any material respect when made, and to the extent capable of being remedied, the condition giving rise to such representation or warranty being incorrect or untrue shall continue unremedied for thirty (30) days after written notice thereof from the Lender to Borrowers;

                 (b) default shall be made in the payment of any principal on the Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

                 (c) default shall be made in the payment of any interest on the Loan or any other amount (other than an amount referred to in clause (b) above) due under this Agreement or the other Loan Documents, within five
                        (5) Business Days after the same shall become due and payable;

                 (d) default shall be made in the due observance of any covenant, condition or agreement on the part of the Borrower contained in SECTION 5.01, 5.05, 5.10 OR
                        5.11 or ARTICLE VI;

                 (e) default shall be made in the due observance or performance of any other covenant, condition or agreement to be observed or performed by the Borrower pursuant to the terms of this Agreement or any other Loan Document (other than those covered in clauses
                        (b) - (d) above) and such default shall continue unremedied for a period of thirty (30) days after the earlier of: (i) written notice from the Lender of such default; or (ii) actual knowledge by a Borrower of such default;

                 (f) any Borrower or any of any Borrower's Subsidiaries shall: (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code or any other federal or state bankruptcy, insolvency or similar law; (ii) consent to the institution of, or fail to controvert in a timely and appropriate manner, any such proceeding or the filing of any such petition; (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator or similar official for such Borrower or such Subsidiary or for a substantial part of their respective properties or assets; (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding; (v) make a general assignment for the benefit of creditors; (vi) become unable generally, or admit in writing its inability, to pay its debts as they become due; (vii) suspend the transaction of all or a substantial portion of its usual business; or (viii) take corporate action for the purpose of effecting any of the foregoing;

                 (g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking: (i) relief in respect of any Borrower or any of any Borrower's Subsidiaries of a substantial part of any of their respective properties or assets, under Title 11 of the United States Code or any other federal or state bankruptcy, insolvency or similar law; (ii) the appointment of a receiver, trustee, custodian, sequestrator or similar official for any Borrower or any of any Borrower's Subsidiaries or for a substantial part of their respective properties; or (iii) the winding-up or liquidation of any Borrower or any of any Borrower's Subsidiaries; and such proceeding or petition shall continue undismissed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall continue unstayed and in effect for sixty (60) days;

                 (h) a default shall be made with respect to any Indebtedness of any Borrower or any of any Borrower's Subsidiaries, if the effect of any such default shall be to accelerate, or to permit the holder or obligee of any such Indebtedness (or any trustee or agent on behalf of such holder or obligee) to accelerate (with or without notice or lapse of time or both) the maturity of the Indebtedness in an aggregate amount of $1,000,000 or more; or any payment of principal or interest, regardless of amount, on any Indebtedness of any Borrower or any of any Borrower's Subsidiaries in an aggregate principal amount of $1,000,000 or more, shall not be paid when due, whether at maturity, by acceleration or otherwise (after giving effect to any applicable cure period specified in the instrument evidencing or governing such Indebtedness);

                 (i) a Reportable Event shall have occurred with respect to any Pension Plan or a notice of intent to terminate a Pension Plan shall have been furnished to the affected parties (as provided in Section 4041(c)(1) of ERISA); or the Pension Benefit Guaranty Corporation shall have instituted proceedings to terminate any Pension Plan, or a trustee shall have been appointed by a United States District Court to administer any Pension Plan, if in any such case such Pension Plan then has an amount of unfunded benefit liabilities (within the meaning of Section 4001(a)(18) of ERISA) or any Borrower or any ERISA Affiliate incurs withdrawal liability which could reasonably be expected to result in a Material Adverse Effect;

                 (j) a final judgment or judgments for the payment of money in excess of $2,000,000 in the aggregate shall be rendered by a court or other tribunal against any Borrower or Borrowers or any of their Subsidiaries and shall remain undischarged for a period of thirty (30) consecutive days during which execution of such judgment shall not have been stayed effectively;

                  (k) any Loan Document shall cease to be in full force and effect, enforceable in accordance with its terms, or any Borrower shall assert the invalidity of any such instrument;

                  (l) there occurs a default or event of default by any Borrower under or in connection with the Chase Bridge Loan Facility, the Investment Agreement Amendment or the Standby Purchase Agreement (or any document executed by any Borrower pursuant to the Standby Purchase Agreement), which remains uncured after the expiration of any applicable cure period;

                  (m)      there shall occur a Rights Offering Default Event;
                           and

                  (n) there shall occur a Purchase Termination Event or Potential Purchase Termination Event under or in connection with the existing Revolving Securitization receivables purchase transaction identified on
                           SCHEDULE 6.01, or a Termination Event or Potential Termination Event under or in connection with the securitized receivables purchase transaction permitted under SECTION 6.01(G) or the Chase Bridge Loan Facility.

         SECTION 7.02   REMEDIES UPON DEFAULT. Upon the occurrence of any
Event of Default (other than an event described in SECTION 7.01 (F) or (G)), and at any time thereafter during the continuance of such event, the Lender may, by written or telegraphic notice to the Borrowers, declare the Note to be forthwith due and payable, whereupon the principal of the Note, together with accrued interest thereon and all other liabilities of the Borrowers accrued hereunder and under the other Loan Documents, shall become forthwith due and payable both as to principal and interest, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrowers, anything contained herein or in any Note to the contrary notwithstanding. Upon the occurrence of any event described in SECTION 7.01 (F) OR (G), the principal amount outstanding under the Note, together with all accrued interest thereon and all other liabilities of the Borrowers accrued hereunder and under the other Loan Documents, shall automatically become due and payable, both as to principal and interest, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers, anything contained herein or in the Note to the contrary notwithstanding. Without limitation to the foregoing, upon the occurrence of an Event of Default, Lender shall be entitled to all rights and remedies available to it hereunder, under the other Loan Documents, under the Standby Purchase Agreement, under the Investment Agreement Amendment, at law or in equity. Notwithstanding anything to the contrary contained above in this SECTION 7.02, and without limitation to the Lender's ability to take the actions set forth above in this SECTION 7.02, upon the occurrence of any Event of Default, at any time thereafter during the continuance of such event, in addition to any other rights to designate directors of Lender under Article IV of the Investment Agreement Amendment (other than Section 4.7 thereof), Samstock shall have the right to designate such additional number of directors (which individuals may be designated in Samstock's sole discretion without obtaining the acceptance of approval of the Disinterested Directors (as defined in the Investment Agreement Amendment) or any other person or entity), and TMN shall take all necessary or appropriate action to increase the number of directors constituting TMN's Board of Directors and/or obtain resignations of individuals then serving as directors (other than directors designated by Samstock), and assist in the nomination and election as directors of such additional designees of Samstock, such that, after taking all of the same into account, the number of individuals designated by Samstock under this SECTION 7.02 and Article IV of the Investment Amendment serving as directors of TMN shall constitute at least a majority of the total number of directors of TMN, effective as soon as practicable, but in any event no later than five (5) Business Days after Lender notifies TMN in writing of its intent to exercise the right provided herein and the identity of the individuals Samstock desires to so designate (and, if applicable, the individuals Samstock desires to resign). With respect to the foregoing, the Borrowers and TMN acknowledge and agree that (I) the provisions of this SECTION
7.02 are reasonable and necessary to protect the proper and legitimate interests of the Lender, and (II) the Lender would be irreparably damaged in the event any of the provisions of this SECTION 7.02 were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Lender shall be entitled to preliminary and permanent injunctive relief to prevent breaches of the provisions of this SECTION 7.02 by the Borrowers or TMN without the necessity of proving actual damages or of posting any bond, and to enforce specifically the terms and provisions hereof, which rights shall be cumulative and in addition to any other remedy to which the Lender may be entitled hereunder, under any other Loan Documents or at law or in equity.

                                  ARTICLE VIII

                                  MISCELLANEOUS

         SECTION 8.01NOTICES. (a) Notices and other communications provided for herein and in the other Loan Documents shall be in writing and shall be delivered personally or mailed, by certified or registered mail, postage prepaid (or in the case of facsimile communication, delivered by telex, graphic scanning or other facsimile communications equipment) or delivered by overnight courier addressed:

                  IF TO THE LENDER:
                  GAMI Investments, Inc.
                  Two North Riverside Plaza, Suite 600
                  Chicago, Illinois  60606
                  Attention:  Greg Robitaille
                  Telephone:  (312) 466-3215
                  Facsimile:  (312) 454-9678

                  WITH A COPY TO:
                  Rosenberg & Liebentritt, P.C.
                  Two North Riverside Plaza, Suite 1600
                  Chicago, Illinois 60606
                  Attention:  Marc S. Brenner
                  Telephone:  (312) 446-3933
                  Facsimile:  (312) 454-0335

                  IF TO THE BORROWERS:
                  Transmedia Network, Inc.
                  Transmedia Restaurant Company, Inc.
                  Transmedia Service Company, Inc.
                  TMNI International Incorporated
                  11900 Biscayne Boulevard
                  Miami, Florida  33181
                  Attention:  Gene Henderson
                  Telephone:  (305) 892-3306
                  Facsimile:  (305) 892-3342

                  WITH A COPY TO:
                  Morgan, Lewis & Bockius, LLP
                  101 Park Avenue
                  New York, New York 10178
                  Attention:  Stephen Farrell
                  Telephone:  (212) 309-6050
                  Facsimile:  (212) 309-6273

         (b) All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt, in each case addressed to such party as provided in this SECTION 8.01 or in accordance with the latest unrevoked direction from such party.

         SECTION 8.02 SURVIVAL OF AGREEMENT. All covenants, agreements, representations and warranties made by the Borrowers herein and in the other Loan Documents shall be considered to have been relied upon by the Lender and shall survive the making by the Lender of the Loan and the execution and delivery to the Lender of the Note evidencing the Loan and shall continue in full force and effect until the Note and all accrued interest thereon and all other Obligations then due and payable have been fully paid and performed and the Lender has no further commitment to lend hereunder.

         SECTION 8.03 SUCCESSORS AND ASSIGNS. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Borrowers or the Lender that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns. The Borrowers may not assign or transfer any of their rights or obligations hereunder without the prior written consent of the Lender. The Lender shall have the right to make assignments of the Loan to an Affiliate of the Lender.

         SECTION 8.04 EXPENSES OF THE LENDER; INDEMNITY. (a) Each Borrowers agrees to pay (on the Closing Date) all reasonable costs and expenses incurred by the Lender (including the reasonable fees and expenses of the Lender's counsel) in connection with the preparation and administration of this Agreement and the other Loan Documents, and with any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions hereby contemplated shall be consummated) or incurred by the Lender (including the reasonable fees and expenses of the Lender's counsel) in connection with the enforcement of its rights and remedies in connection with this Agreement or the other Loan Documents. Each Borrower further agrees that it shall indemnify the Lender from and hold it harmless against any documentary taxes, assessments or charges made by any governmental authority by reason of the execution and delivery of this Agreement or any of the other Loan Documents.

         (b) Each Borrower agrees to indemnify the Lender and its Affiliates, directors, officers, employees and agents against, and to hold the Lender and such Persons harmless from, any and all losses, claims, damages, liabilities, penalties, actions, judgments, investigations, proceedings, litigation, suits, costs, and related expenses (collectively, "INDEMNIFIED LIABILITIES"), including legal fees and expenses, incurred by or asserted against the Lender or any such Persons arising out of, in any way connected with, or as a result of: (i) this Agreement or the other Loan Documents; (ii) the performance by the parties hereto and thereto of their respective rights and obligations hereunder and thereunder; (iii) consummation of the Transactions;
(iv) the environmental condition or operation of such Borrower's and its Subsidiaries' properties, including the release, presence, spillage, disposal, discharge, transporting, emission or leakage of hazardous materials, which is at, in, on, under, about, from or affecting such properties, including any damage or injury resulting from any such hazardous materials to or affecting such Borrower's or its Subsidiaries' properties or the soil, water, air, vegetation, buildings, personal property, persons or animals located on such properties or on any other property or otherwise; or (v) any violation of any Environmental Laws. The foregoing indemnity includes the cost of remedial action to the extent required to cause such Borrower's or it's Subsidiaries' properties to be in compliance with all applicable Environmental Laws. Notwithstanding the foregoing, this indemnity shall not apply to any such Indemnified Liabilities arising solely and directly from the gross negligence or willful misconduct of the Lender.

         (c) The provisions of this SECTION 8.04 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement or the other Loan Documents, the consummation of the Transactions contemplated hereby, the repayment of any of the Loan, the invalidity or unenforceability of any term or provision of this Agreement or any of the other Loan Documents, or any investigation made by or on behalf of the Lender. All amounts due under this SECTION 8.04 shall be payable within thirty (30) days after written demand in reasonable detail therefor.

         SECTION 8.05 RIGHT OF SETOFF. The Lender is hereby authorized at any time and from time to time after the occurrence and during the continuance of an Event of Default to setoff and apply any and all indebtedness and other obligations at any time owing by the Lender or its Affiliates to or for the credit or the account of any Borrower or any Borrower's Affiliates to amounts then due and payable under this Agreement and the other Loan Documents, irrespective of whether or not the Lender shall have made any demand under this Agreement or any of the other Loan Documents. The rights of the Lender under this SECTION 8.05 are in addition to other rights and remedies (including other rights of setoff) which the Lender may have under applicable law.

         SECTION 8.06 APPLICABLE LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND THE RIGHTS, DUTIES, OBLIGATIONS AND RESPONSIBILITIES OF THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK. THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

         SECTION 8.07 WAIVERS. No failure or delay of the Lender in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Lender hereunder and under the other Loan Documents, and under or in connection with the Rights Offering Warrant, the Rights Offering, and the Transactions, are cumulative and not exclusive of any rights or remedies which it would otherwise have. No waiver of any provision of this Agreement, the Note or the other Loan Documents, or consent to any departure by any Borrower therefrom shall in any event be effective unless the same shall be authorized as provided in SECTION 8.08, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any Borrower in any case shall entitle such Borrower or any other Borrower to any other or further notice or demand in similar or other circumstances.

         SECTION 8.08 AMENDMENTS. Neither this Agreement nor any other Loan Document, nor any provision hereof or thereof, may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrowers and the Lender.

         SECTION 8.09 SEVERABILITY. In the event any one or more of the provisions contained in this Agreement, the Note or the other Loan Documents should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall not in any way be affected or impaired thereby.

         SECTION 8.10 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one contract.

         SECTION 8.11 HEADINGS. Article and Section headings and the Index used herein are for convenience of reference only and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

         SECTION 8.12 CONSENT TO JURISDICTION. Each Borrower hereby irrevocably agrees that any suit, action, proceeding or claim against it arising out of or in any way relating to this Agreement or any of the other Loan Documents, or any judgment entered by any court in respect thereof, may be brought or enforced in the state or federal courts located in Cook County, Illinois or New York County, New York, and each Borrower consents, for itself and in respect to its property, to the non-exclusive jurisdiction of these courts, and each Borrower hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the venue of any proceeding brought in Cook County, Illinois, or New York County, New York, and further irrevocably waives any claims that any such proceeding has been brought in an inconvenient forum.

         SECTION 8.13 WAIVER OF JURY TRIAL. EACH BORROWER HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHT, POWER, OR REMEDY UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR UNDER OR IN CONNECTION WITH ANY AMENDMENT, INSTRUMENT, DOCUMENT, OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH, AND AGREES THAT ANY SUCH ACTION SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. THE TERMS AND PROVISIONS OF THIS SECTION 8.13 CONSTITUTE A MATERIAL INDUCEMENT FOR THE PARTIES ENTERING INTO THIS AGREEMENT.

         SECTION 8.14 INTEREST LIMITATION. Anything in this Agreement, the Note or any other Loan Document to the contrary notwithstanding, the Borrowers shall never be required to pay interest at a rate in excess of the highest lawful rate, and if the effective rate of interest that would otherwise be payable under this Agreement, the Note or any other Loan Document would exceed the highest lawful rate, or if any holder of the Note shall receive monies that are deemed to constitute interest which would increase the effective rate of interest payable under this Agreement, the Note or any other Loan Document to a rate in excess of the highest lawful rate, then: (a) the amount of interest that would otherwise be payable under this Agreement, the Note and the other Loan Documents shall be reduced to the amount allowed under applicable law; and (b) any interest paid in excess of the highest lawful rate shall, at the option of the holders of the Note, be either refunded to the payor or credited on the principal of the Note. If at any time the effective rate of interest which would otherwise be payable under this Agreement, the Note, or any other Loan Document exceeds the highest lawful rate, the rate of interest to accrue under this Agreement, the Note and the other Loan Documents shall be limited to the highest lawful rate, but any subsequent reductions in such interest rate shall not become effective to reduce such interest rate below the highest lawful rate until the total amount of interest accrued hereunder and under the Note and the other Loan Documents equals the total amount of interest that would have accrued if interest had been computed without giving effect to this SECTION 8.14.

         SECTION 8.15 LOAN DOCUMENTS. In the event of any conflict or inconsistency between the terms and provisions of this Agreement and those of any other Loan Document, the terms and provisions of this Agreement shall govern and control to the extent of such conflict or inconsistency.

         SECTION 8.16 JOINT AND SEVERAL LIABILITY. The obligations and liability of the Borrowers under this Agreement and the other Loan Documents shall be joint and several.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized officers, all as of the day and year first above written.


                                                     TRANSMEDIA NETWORK, INC., a Delaware corporation



Attest:                   .                          By:
         -----------------------------------                  --------------------------------------------
Its:                                                 Its:
         -----------------------------------                  --------------------------------------------


                                                     TRANSMEDIA RESTAURANT COMPANY, INC., a Delaware
                                                     corporation



Attest:                                              By:
         -----------------------------------                  --------------------------------------------
Its:                                                 Its:
         -----------------------------------                  --------------------------------------------


                                                     TRANSMEDIA SERVICE COMPANY, INC., a Delaware
                                                     corporation



Attest:                                              By:
         -----------------------------------                  --------------------------------------------
Its:                                                 Its:
         -----------------------------------                  --------------------------------------------


                                                     TMNI INTERNATIONAL INCORPORATED,
                                                     a Delaware corporation



Attest:                                              By:
         -----------------------------------                  --------------------------------------------
Its:                                                 Its:
         -----------------------------------                  --------------------------------------------


                                                     GAMI INVESTMENTS, INC.



                                                     By:
                                                              --------------------------------------------
                                                     Its:
                                                              --------------------------------------------

                                   EXHIBIT A

                             Form of Promissory Note

                                    EXHIBIT B

                            Form of Borrowing Request

                                    EXHIBIT C

                           Form of Opinion of Counsel

                                    EXHIBIT D

                         Form of Rights Offering Warrant

                                    EXHIBIT E

                Second Amended and Restated Investment Agreement

                                    EXHIBIT F

                       Form of Standby Purchase Agreement

                                    EXHIBIT G

                           Preferred Stock Designation

                                  SCHEDULE 1.01

                              Existing Investments

                                [TO BE ATTACHED]

                                  SCHEDULE 3.07

                                   Litigation

                                [TO BE ATTACHED]

                                  SCHEDULE 3.10

                         Burdensome Contracts; Defaults

                                [TO BE ATTACHED]

                                  SCHEDULE 3.06

                                  Subsidiaries


         Borrower                                  Subsidiaries


         TMN                                       Restaurant
                                                   Service
                                                   TMNI
                                                   TNI Funding Company I, L.L.C.

         Restaurant                                None

         Service                                   None

         TMNI                                      None

                                  SCHEDULE 6.01

                              Existing Indebtedness

                                [TO BE ATTACHED]

                                  SCHEDULE 6.02

                                 Existing Liens

                                      None.